Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(l)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D filed on January 7, 2015 (including additional amendments thereto) with respect to the common shares, no par value, of TimkenSteel Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: January 7, 2015

ELLWOOD GROUP, INC.

By:	/s/ Bentraum D. Huffman
Name:	Bentraum D. Huffman
Title:	Chief Financial Officer

ELLWOOD GROUP INVESTMENT CORP.

By:	/s/ Bentraum D. Huffman
Name:	Bentraum D. Huffman
Title:	VP Finance

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